UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2005

ATHEROGENICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-31261	58-2108232
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

8995 Westside Parkway
Alpharetta, GA 30004
(Address of principal executive offices)

Registrant's telephone number, including area code (678) 336-2500

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On December 22, 2005, AtheroGenics, Inc. entered into a License and Collaboration Agreement (the “Agreement”) with IPR Pharmaceuticals (“AstraZeneca”) for the global development and commercialization of their anti-inflammatory cardiovascular product candidate, AGI-1067. AGI-1067 is an investigational oral drug for the treatment of atherosclerosis, the underlying disease process that leads to heart attacks and strokes and is currently in Phase III development in the ARISE (Aggressive Reduction in Inflammation Stops Events) trial.

Under the terms of the Agreement, AtheroGenics will receive an upfront, nonrefundable fee of $50 million and, subject to the achievement of specific milestones including a successful outcome in the ARISE trial, AtheroGenics will be eligible for development and regulatory milestones of up to $300 million. The Agreement also provides for progressively demanding sales performance related milestones of up to a further $650 million. In total, if successfully commercialized, AtheroGenics will be eligible for fees and milestones of up to $1 billion. AtheroGenics will also receive stepped royalties on product sales, which reflect the late stage development status and market potential of AGI-1067.

AtheroGenics will retain responsibility for the ongoing ARISE Phase III clinical trial and for regulatory filings in the U.S. AstraZeneca will have full responsibility for pre-commercialization activities involving the compound, which will commence immediately, and oversee all aspects of the marketing, sales and distribution of AGI-1067 on a worldwide basis. AstraZeneca will also be responsible for all non-U.S. regulatory filings. Both parties will contribute scientific and commercial expertise to the project. AstraZeneca will be responsible for manufacturing commercial supplies of AGI-1067.

    The Agreement will become effective upon receipt of regulatory clearance and may be terminated by either party if such clearance is not obtained within six months. The Agreement also provides for a series of milestones and triggering events that provide for, among other things, the assumption by AstraZeneca of primary responsibility for development of AGI-1067 and regulatory filings in the United States, and for termination rights by AstraZeneca under certain circumstances, including following completion of ARISE.

Under a separate Co-Promotion Agreement between AtheroGenics and AstraZeneca Pharmaceuticals LP, AstraZeneca Pharmaceuticals LP will fund, for a minimum of three years, the formation and operation of a 125-person AtheroGenics specialty sales force focused on the cardiology field in the U.S., which will co-promote both AGI-1067 and one other of AstraZeneca's key cardiovascular drugs during that time.

The press release announcing the execution of the Agreement is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated December 22, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATHEROGENICS, INC.

Date: December 22, 2005	/s/MARK P. COLONNESE
Mark P. Colonnese
Senior Vice President of Finance and
Administration and Chief Financial Officer

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